UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024 (June 16, 2024)

AP ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41176	98-1601227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Collyer Quay, #14-06 Ocean Financial Center Singapore	049315
(Address of principal executive offices)	(Zip Code)

+65-6808 6510

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	APCA-U	New York Stock Exchange

Class A Ordinary Shares included as part of the units	APCA	New York Stock Exchange

Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	APCA-W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of A Material Definitive Agreement.

As previously announced, on June 16, 2023, (i) AP Acquisition Corp (the “Company”), (ii) JEPLAN Holdings, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan, (iii) JEPLAN MS, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of JEPLAN Holdings, Inc. and (iv) JEPLAN, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan, entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

On June 16, 2024, the parties to the Business Combination Agreement and AP Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) entered into a termination agreement (the “Termination Agreement”), pursuant to which the parties agreed to mutually terminate the Business Combination Agreement. The mutual termination of the Business Combination Agreement is effective as of June 16, 2024.

As a result of the termination of the Business Combination Agreement, the Business Combination Agreement is void and has no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or shareholders, except as provided in the Termination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

On June 14, 2024, the Company decided that it will redeem all of its outstanding ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), effective as of the closing of business on July 2, 2024, as the Company will not be able to consummate an initial business combination (the “Business Combination”) on or before June 21, 2024.

In accordance with the Company’s Amended and Restated Memorandum and Articles of Association, as amended, the Company shall: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Company will use the working capital and available cash held outside the trust account to repay the Company’s transaction expenses that the Company has incurred in connection with the Business Combination.

The per-share redemption price for the Public Shares will be approximately US$11.48, before payment of taxes and dissolution expenses.

The Public Shares will cease trading as of the close of business of June 21, 2024. As of the close of business of July 2, 2024, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

The redemption amount will be payable to the holders of the Public Shares upon delivery of their shares or units. Beneficial owners of Public Shares held in “street name”, however, will not need to take any action in order to receive the redemption amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will be terminated. The Company’s initial shareholders have waived their redemption rights with respect to its outstanding ordinary shares issued before the Company’s initial public offering.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Termination Agreement, dated as of June 16, 2024, by and among JEPLAN Holdings, Inc. JEPLAN, Inc., AP Acquisition Corp, JEPLAN MS, Inc, and AP Sponsor LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2024

AP Acquisition Corp

By:	/s/ Keiichi Suzuki
Name:	Keiichi Suzuki
Title:	Chief Executive Officer and Director